QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on December 17, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMBIMATRIX CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8071 (Primary Standard Industrial Classification Code Number)	47-0899439 (I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, California 92618
(949) 753-0624
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Mark McDonough
Chief Executive Officer
CombiMatrix Corporation
310 Goddard, Suite 150
Irvine, California 92618
(949) 753-0624
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Parker A. Schweich, Esq. Dorsey & Whitney LLP 600 Anton Blvd., Suite 2000 Costa Mesa, CA 92626 Telephone: (714) 800-1400 Facsimile: (714) 800-1499	Joel D. Mayersohn, Esq. Roetzel & Andress, LPA 350 East Las Olas Blvd., Suite 1150 Fort Lauderdale, Florida 33394 Telephone: (954) 462-4150 Facsimile: (954) 462-4260

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

           If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-191211

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of "large accelerated filer," "accelerated filed," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(4)	Amount of registration fee(4)

12,000 Units consisting of:

(i) 12,000 shares of Series D Convertible Preferred Stock, $0.001 par value	$—	$—

(ii) 12,000 Warrants to purchase up to 5,825,243 shares of Common Stock(2)(5)	$—	$—

5,825,243 shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock(3)(5)	$—	$—

5,825,243 shares of Common Stock issuable upon exercise of Warrants to purchase Common Stock(3)(4)	$586,522.56	$75.54

Total	$586,522.56	$75.54

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the "Securities Act").

(2)
No registration fee required pursuant to Rule 457(g) under the Securities Act.

(3)
Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)
An aggregate amount of $29,588,232.48 was registered under Registration Statement No. 333-191211, in connection with which a filing fee of $3,898.36 had been paid assuming that each Warrant was exercisable for 490.196 shares of Common Stock at an assumed exercise price per share of $2.99. The additional proposed maximum aggregate offering price is calculated based on each Warrant being exercisable for 485.4369 shares of Common Stock at an exercise price per share of $3.12, which is 110% of the consolidated closing bid price of our Common Stock on The NASDAQ Capital Market on December 16, 2013 of $2.84 per share.

(5)
No additional consideration is payable upon conversion of the Series D Convertible Preferred Stock or upon issuance of the Warrants.

           THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

 EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        This Registration Statement on Form S-1 is being filed with respect to the registration of the additional proposed maximum aggregate offering price of shares of common stock underlying warrants of CombiMatrix Corporation, a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and the consent of the Registrant's independent registered public accounting firm. This Registration Statement relates to the Registrant's Registration Statement on Form S-1 (Registration No. 333-191211), initially filed by the Registrant on September 17, 2013, as subsequently amended and as declared effective by the Securities and Exchange Commission on December 16, 2013. The Registrant is filing this Registration Statement for the sole purpose of increasing the proposed maximum aggregate offering price of shares of common stock underlying warrants to be issued in such offering by $586,522.56. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1, as amended (Registration No. 333-191211), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

        All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1, as amended (Registration No. 333-191211), are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith:

Exhibit Number	Description
5.1	Legal Opinion of Dorsey & Whitney LLP

23.1	Consent of Haskell & White LLP

23.2	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement)

24.1	Power of Attorney. Incorporated by reference to the signature page included with the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-191211).

 SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on December 17, 2013.

COMBIMATRIX CORPORATION
Date: December 17, 2013	By:	/s/ MARK MCDONOUGH Mark McDonough President and Chief Executive Officer (Principal Executive Officer)
Date: December 17, 2013	By:	/s/ SCOTT R. BURELL Scott R. Burell Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

        In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 was signed by the following persons in the capacities and on the dates stated:

Signature		Title	Date

/s/ MARK MCDONOUGH Mark McDonough		President, Chief Executive Officer and Director (Principal Executive Officer)	December 17, 2013
/s/ SCOTT R. BURELL Scott R. Burell		Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	December 17, 2013
* R. Judd Jessup		Chairman of the Board	December 17, 2013
* Wei Richard Ding		Director	December 17, 2013
* Richard Hockett, Jr., M.D.		Director	December 17, 2013
* Robert E. Hoffman		Director	December 17, 2013
* Jeremy M. Jones		Director	December 17, 2013
* Scott Gottlieb, M.D.		Director	December 17, 2013
*By:	/s/ SCOTT R. BURELL Scott R. Burell, as Attorney-in-Fact

QuickLinks

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.
SIGNATURES